Exhibit 10.2


                         AMENDMENT TO LICENSE AGREEMENT

                                 By and Between

                  Pathnet, Inc. and American Tower Corporation

                               Dated July 23, 1998


In further consideration of the mutual promises contained in the License Agreement, dated July 23, 1998, by and between Pathnet, Inc. and American Tower Corporation, the parties hereby agree to amend EXHIBIT A to include the additional locations and use of towers as set forth in the attachment hereto.


Agreed to and accepted as of
----------------------------
the date written below:


AMERICAN TOWER CORPORATION



By:      /s/ D.G. Norman
         --------------------
Name:    D.G. Norman
Title:   Vice President
Date:    September 24, 1998


PATHNET, INC.

By:      /s/ Richard A. Jalkut
         ---------------------
Name:    Richard A. Jalkut
Title:   President & CEO